UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

WORTHINGTON STEEL, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-41830	92-2632000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W. Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 840-3462

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2026, Worthington Steel, Inc. (the “Company”) entered into that certain Credit Agreement (the “Credit Agreement”), an asset-based revolving credit agreement, among the Company, as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as agent for the lenders (the “Agent”), which refinanced and replaced the Revolving Credit and Security Agreement, dated November 30, 2023 (the “Former Credit Agreement”), by and among the Company, its subsidiary guarantors, PNC Bank, National Association, as agent and a lender, and other lenders party thereto.

The Credit Agreement, among other things, provides for an asset-based revolving credit facility (the “ABL Facility”) in the aggregate principal amount of up to $550,000,000, which the Company may elect to increase (a) at any time, by an uncommitted amount not to exceed $200,000,000, without the consent of the lenders, subject to the conditions set forth in the Credit Agreement and (b) on any date prior to the Klӧckner Increase Termination Date (as defined therein) (such date, the “Klӧckner Increase Effective Date”), by a committed amount of not less than $550,000,000 (or such lesser amount as the Agent may agree) and not more than $650,000,000, without the consent of the lenders, subject to the conditions set forth in the Credit Agreement. The Credit Agreement provides for swingline loans of up to 10% of then applicable Maximum Revolver Amount (as defined in the Credit Agreement), and the issuance of letters of credit in the maximum amount of $55,000,000 or, after the Klӧckner Increase Effective Date, an amount equal to 10.0% of the then applicable Maximum Revolver Amount (as defined in the Credit Agreement). Proceeds of the loans shall be used to finance the Klӧckner Acquisition Transactions (as defined in the Credit Agreement) (and to pay fees, commissions and expenses in connection therewith), for working capital and general corporate purposes of the Company and its subsidiaries, and to reimburse drawings under Letters of Credit.

The ABL Facility is secured by a lien (subject to permitted liens and certain other exceptions) on substantially all of the assets of the Company and the guarantors, subject to an intercreditor agreement dated as of June 25, 2026 between the Company, the Agent, Wells Fargo Bank, National Association as agent under the Company’s term loan facility, and Deutsche Bank Trust Company Americas as notes collateral agent under the Company’s bonds facility, which governs the priority of collateral under each of these facilities.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at a per annum rate equal to (A) (i) the base rate equal to the greatest of: (a) 1.00%, (b) the prime rate, (c) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus 0.50% and (d) 1-month term SOFR plus 1.0% plus (ii) an applicable rate of 0.250% or 0.375% which fluctuates based on the average excess availability under the ABL Facility; or (B) 1, 3 or 6-month term SOFR, subject to a floor of 0%, plus an applicable rate of 1.250% or 1.375% which fluctuates based on the average excess availability under the ABL Facility.

The Credit Agreement matures on June 25, 2031 (unless terminated earlier in accordance with the terms thereof) and requires compliance with conditions precedent that must be satisfied prior to any borrowing. The Credit Agreement also contains various representations, warranties and covenants that the Company considers customary for such facilities.

The Credit Agreement requires the Company to, beginning at any time excess availability under the ABL Facility is less than the greater of (a) 10% of Line Cap (as defined in the Credit Agreement) or (b) $41,000,000 (or, following the Klӧckner Increase Effective Date, such amount multiplied by the Klӧckner Increase Multiplier (as defined in the Credit Agreement)) (such period, a “Trigger Period (FCCR)”), maintain a minimum consolidated fixed charge coverage ratio as of the last day of each fiscal quarter immediately preceding the commencement of such Trigger Period (FCCR), calculated on a trailing twelve month basis, of 1.00 to 1.00. Testing of the consolidated fixed charge coverage ratio ends after undrawn availability under the ABL Facility is greater than or equal to than the greater of (a) 10% of Line Cap (as defined in the Credit Agreement) or (b) $41,000,000 (or, following the Klӧckner Increase Effective Date, such amount multiplied by the Klӧckner Increase Multiplier (as defined in the Credit Agreement)) for a period of 30 consecutive days. The Credit Agreement also contains various information and reporting requirements and provides for various customary fees to be paid by the Company.

The Credit Agreement contains customary events of default, including, without limitation, events of default based on certain payment obligations, material inaccuracies of representations and warranties, covenant defaults, final judgments and orders, unenforceability of the Credit Agreement, material ERISA events, change in control, insolvency proceedings, and defaults under certain other material debt obligations. An event of default may cause the applicable interest rate and fees to increase by 2.0% until such event of default has been cured, waived, or amended.

The foregoing description is a summary of the material terms of the Credit Agreement and is not complete and is subject to, and qualified in its entirety by, the complete text of the Credit Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On June 25, 2026, upon execution of the Credit Agreement, the Company terminated the Former Credit Agreement. The Former Credit Agreement provided for a secured revolving credit facility of up to $550,000,000 plus an uncommitted accordion. The Former Credit Agreement would have matured on November 30, 2028. Upon the termination of the Former Credit Agreement, all security interests granted to the secured parties thereunder were terminated and released. A description of the Former Credit Agreement is included under Item 1.01 and subheading “Credit Facility” of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2023, and such description is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Credit Agreement and the ABL Facility is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Revolving Credit Agreement, dated June 25, 2026, by and among Worthington Steel, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON STEEL, INC.

Date:	June 30, 2026	By:	/s/ Joseph Y. Heuer
Joseph Y. Heuer Vice President - General Counsel and Secretary